EXHIBIT 10.2
                               FORMATION AGREEMENT

         THIS AGREEMENT is made this 13 day of January 2001 by and among EARTHFIRST TECHNOLOGIES, INC., a Florida corporation ("EFT"), MARILYN CHIRINSKY ("Chirinsky"), JOHN RIVERA ("Rivera") and TOMORROWS INNOVATIVE TECHNOLOGY TODAY, INC., a Florida corporation ("TI Tech"). (Collectively the "Parties")

                              W I T N E S S E T H:

         WHEREAS, EFT has been technically and financially supportive of various solid waste to energy technologies such as the Starved Air Combustor, Pyrolytic Carbon Extraction and, most recently, Green Waste to Energy ("GWE Technology")

         WHEREAS, EFT is the exclusive licensee of the GWE Technology, pursuant to that certain World Wide Exclusive License Agreement dated December 1999 by and between the parties (the "Exclusive License") relating to all matters associated with the GWE Technology. A copy of the Exclusive License is attached hereto as Exhibit "A";

         WHEREAS, EFT provided financing and managerial support and TI Tech has assembled a working prototype facility located in Port Gibson, Mississippi which encompasses the GWE equipment in a configuration capable of converting various feedstock into saleable oil, commercial grade carbon black, commercial synthetic gas and saleable scrap steel;

         WHEREAS, Chirinsky is the sole shareholder of TI Tech and Rivera is the sole inventor of the GWE Technology; and

         WHEREAS, the Parties now desire to form a new entity dedicated to the commercialization of the GWE Technology pursuant to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, intending to be legally bound relating to the mutual promises made herein and for other good and valuable considerations, receipt of which is hereby acknowledged the Parties hereby agree as follows.

         1. RECITALS. The Parties agree that the foregoing Recitals are true and correct.

         2. FORMATION. The Parties shall form a new entity according to the following:

                  (a) The name of the new entity shall be EarthFirst Waste to Energy, LLC ("EFWE");

                  (b) EFT shall be responsible for the formation of EFWE as a limited liability company established in Delaware or other jurisdiction acceptable to the Parties, and shall prepare the operating agreement which shall incorporate the terms set forth herein and other customary terms and provisions;

                  (c) EFT shall receive a fifty-one percent (51%) interest in EFWE and Chirinsky shall receive forty-nine percent (49%) interest in EFWE;

                  (d) EFWE shall be organized in such a way to allow for the consolidation of its revenues with EFT for accounting and financial reporting purposes;

                  (e) The Board of Directors of EFWE shall consist of JOHN STANTON, who shall also serve as the Chairman of the Board of Directors, LEON TOUPS, and RIVERA. Messrs. Stanton and Toups (or their replacements) shall be designated by EFT and Rivera (or his replacement) shall be designated by Chirinsky. The operating agreement of EFWE shall provide that EFT shall select two-thirds (2/3) of the Board of Directors and Chirinsky shall select one-third (1/3) of the Board of Directors; and

                  (f) The offices of EFWE shall consist of JOHN STANTON as Chairman of the Board of Directors, LEON TOUPS as President and Chief Executive Officer, RIVERA as Vice President of Sales and Development and EFT shall select an individual to serve as Secretary.

         3. EFT CONTRIBUTION. In exchange for the 51% interest of EFWE, EFT will contribute:

                  (a) An assignment to EFWE of all its rights under the, Exclusive License, which assignment is annexed hereto as Exhibit "B";

                  (b) EFT shall provide all financial record keeping and administration;

                  (c) EFT shall assist with the coordination of grant. Applications on behalf of EFWE related to the GWE Technology and shall respond in a diligent and timely manner to any informational requests made in connection with EFT's obligations under this subsection; and

                  (d) Until such time as EFWE is profitable (as determined under GAAP), EFT shall contribute the Day-to-Day Operating Expenses of EFWE. The President of EFWE, after consulting with Rivera, shall submit a budget in advance for each six-month period which shall be subject to the reasonable approval of EFT which approval shall not be unreasonably withheld. For purposes of this Agreement, "Day-To-Day Operating Expenses" shall mean those expenses required to complete all budgeted expenses of EFWE, including, without limitation those items specified in Technology Development section herein.


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

         4. CHIRINSKY CONTRIBUTION. In exchange for the 49% interest of EFWE, Chirinsky, TI Tech and Rivera shall contribute the following:

                  (a) Assignment to EFWE of any and all rights, privileges or any claims of any nature relating to the GWE Technology not embodied within that Exclusive License Agreement annexed hereto as Exhibit A;

                  (b) Conveyance to EFWE of all their right, title and interest in and to all matters and property associated with the Port Gibson, Mississippi GWE facility.

         5. OBLIGATIONS AND RIGHTS OF EFWE AT FORMATION. In the formation of EFWE, the Parties, at the expense of EFT, shall cause to have prepared:

                  (a) A certified Balance Sheet as of September 31, 2000 and a Statement of Operations from a date given through December 31, 2000 (Exhibit "C"). For the purposes of this Agreement, the term "date given" shall refer to the date of the first expenditures with respect to the, assembly and operation of the Port Gibson, Mississippi GWE facility,

                  (b) Opening statements attached as Exhibit D and executed by all Parties hereto certifying that those items specified in Exhibit C represent 100% of the liabilities, assets or any legal matters of any nature of EFWE and that there are no others, such statement shall further at a minimum state that each Party hereon shall individually indemnify each and every other Party from any omissions of an asset or liability that leads to any claim by any other party asserting a right or privilege to either the GWE Technology or the Port Gibson, Mississippi GWE facility. All Parties hereto explicitly acknowledge that EFWE shall only be obligated for those items set forth in Exhibit C hereon and for any changes that result from the operation of EFWE from the date of the Balance Sheet into perpetuity or for so long as EFWE dull remain in existence.

         6. RATIFICATION OF EXCLUSIVE LICENSE. The parties hereby reaffirm the validity of the Exclusive License included hereon as Exhibit A, as modified hereby.

         7. NOTICES. Any notice or other communication required or Permitted hereunder shall be sufficiently given if delivered in person or sent by facsimile transmission (promptly confirmed by registered or certified mail as provided herein), by overnight courier service or three days after being sent by registered or certified mail, postage prepaid, addressed as follows:

         If to John Rivera, Marilyn Chirinsky or TI Tech:

         Tomorrows Innovative Technologies Today, Inc.
         4521 Southwest 133rd Avenue
         Fort Lauderdale, Florida 33330


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

         Copy to:

         Greenberg Traurig.  P.A.
         1221 Brickell Avenue
         Miami, Florida  33131
         Attn: Gary Epstein

         If to EarthFirst Technologies, Inc.:

         EarthFirst Technologies, Inc.
         1226 Tech Boulevard
         Tampa, Florida  33619,

         8.       CERTAIN OBLIGATIONS AT AND AFTER CLOSING.

                  (a) Rivera shall resign as an employee of EFT and shall be retained by EFWE on term and conditions as determined by the Board of EFWE, but shall be at the current levels of salary ($90,000 per annum) and other current benefits. Other incentive bonus plans will be approved by the Board of Directors of EFWE. Rivera's salary, bonus program and other matters at inception of EFWE, are more My set forth in a letter agreement attached hereto as Exhibit "F."

                  (b) At closing, TI Tech, Rivera, Chirinsky and EFT shall present a specific listing of all expenses made in furtherance of the GWE Technology and EFWE shall reimburse them for those expenses. EFWE shall repay such expenses on a pro rata basis from available cash provided however that EFWE shall pay the first $500,000 in expenses submitted by Ti Tech, Rivera and Chirinsky prior to repayment of any expenses to EFT. The Parties agree that only direct expenditures for the project shall be reimbursed and EFT shall not seek reimbursement for such item as corporate overhead, or legal or accounting assistance.

                  (c) By execution hereof, the Parties to that Exclusive License attached hereto as Exhibit A shall amend same as necessary to reflect the provisions of this Agreement, including the waiver by Rivera of all royalty payments required under the Exclusive License as such remuneration shall be made through distributions from EFWE.

                  (d) The operating agreement of EFWE shall include, among other things, the provisions attached as Exhibit G.

         9.       MISCELLANEOUS

                  (a) The Parties agree that this entire Agreement will be binding upon and will inure to the benefit of the parties and their respective successors, heirs, executors and assigns.


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

                  (b) Subject to the terms and conditions herein provided, each of the Parties shall use their best efforts to take or cause to be taken such action to execute and deliver or cause to be executed and delivered, such additional documents and instruments and to do or cause to be done, all things necessary proper and advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transaction contemplated by this Agreement.

                  (c) Every covenant term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any of the Parties. This Agreement supercedes any prior agreements, either oral or in writing, between the Parties including that certain Exclusive License Agreement which is annexed hereto as Exhibit A

                  (d) This Agreement may be signed in more than one counterpart, in which case each counterpart shall constitute an original of this Agreement.

                  (e) This Agreement may not be changed orally, but only by an agreement in writing signed by the parties hereto. No waiver by any party of any breach of or right under any provision of this Agreement shall be effective unless in writing and signed by the party purporting to give the same, and no such waiver shall constitute, a waiver of any subsequent breach of or right under that or any other provisions of this Agreement.

                  (f) In case any provision in this Agreement shall beheld invalid, illegal or unenforceable by a court of competent jurisdiction in any respect in any jurisdiction, the validity, legality and enforceability of such provision in any other jurisdiction and the validity, legality and enforceability of the remaining provisions hereof in any jurisdiction will not in any way be affected or impaired thereby.

                  (g) In the event that any exhibit which is referred to in this Agreement is not attached hereto at the time of execution of this Agreement the Parties shall promptly cause any such missing exhibit to be prepared and submitted to the other Party for its approval within fifteen (15) days form the date of the Agreement.

         IN WITNESS WHEREOF, the Parties have signed this Agreement as of the day and year first written above.

WITNESSES:                                  TOMORROWS INNOVATIVE
                                            TECHNOLOGIES TODAY, INC.


/s/ YVETTE BYRD                             By:/s/ MARILYN CHIRINSKY
----------------------------                ----------------------------
                                            Its: CEO/PRESIDENT
----------------------------                ----------------------------


                                            EARTHFIRST TECHNOLOGIES, INC.

 /s/ YVETTE BYRD                             By:/s/ LEON H. TOUPS
 ---------------------------                 ---------------------------
                                             Its: EXECUTIVE V. PRESIDENT
 ---------------------------                 ---------------------------

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


/s/ YVETTE BYRD                             /s/ MARILYN CHIRINSKY
----------------------------                -----------------------------
                                            MARILYN CHIRINSKY
----------------------------


/s/ YVETTE BYRD                             /s/ JOHN RIVERA
----------------------------                -----------------------------
                                            JOHN RIVERA

----------------------------

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